Exhibit 99.1

IN8bio Reports Fourth Quarter and Full-Year 2025 Financial Results - Highlights Durable Survival Improvements in Glioblastoma, Advancing Pipeline and Strengthened Financial Position for 2026

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Presented updated glioblastoma (“GBM”) data demonstrating durable survival and a favorable safety profile across Phase 1 and Phase 2 programs, with repeat dosing of DeltEx™ Drug-Resistant Immunotherapy γδ T cells (“DRI”) nearly doubling median progression-free survival (“mPFS”) to 13.0 months versus 6.6 months in a contemporaneous standard-of-care control cohort (+97%)

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Closed initial $20.1 million tranche of a private placement of up to $40.2 million in gross proceeds; net proceeds extend cash runway into the first half of 2027 and support advancement of the gamma-delta T cell engager (“TCE”) platform

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Continued advancement of gamma-delta T cell therapies and TCE pipeline across oncology and autoimmune diseases with multiple milestones expected in 2026

NEW YORK, March 12, 2026 -- IN8bio, Inc. (Nasdaq: INAB), a clinical-stage biopharmaceutical company developing innovative gamma-delta (“γδ”) T cell therapies and γδ T cell engagers for cancer and autoimmune diseases, today reported financial results and business highlights for the fourth quarter and full-year ended December 31, 2025.

“In 2025, we delivered meaningful progress financially and across our clinical γδ T cell therapy programs and our next-generation T cell engager platform,” said William Ho, co-founder and Chief Executive Officer of IN8bio. “Our deep knowledge of γδ T cell biology and their powerful immune properties enables us to create potential first-in-class or best-in-class programs to address significant unmet medical needs. Last year, we reported updated survival data from our INB-200 and 400 Phase 1 and 2 programs in GBM, along with data from a contemporaneously enrolled standard-of-care (“SOC”) control group. Patients treated with our DeltEx DRI γδ T cells nearly doubled the mPFS, compared to the SOC group, despite a higher number of patients receiving only partial resections. These findings underscore the aggressive nature of GBM, even with SOC treatment, and highlight the significant need for new treatment options. Importantly, our recent financing strengthens our balance sheet and is expected to extend our cash runway to allow us to advance multiple high-value programs. With differentiated science, advancing clinical programs, and a novel TCE platform, we believe IN8bio is well positioned to achieve key milestones and deliver value to shareholders and patients in 2026.”

Key Highlights

Strengthened Balance Sheet with up to $40.2 Million Private Placement

In December 2025, IN8bio announced a private placement of up to $40.2 million in gross proceeds, including $20.1 million in an initial closing and the potential for an additional milestone-based $20.1 million.

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Financing led by Coastlands Capital, with participation from new and existing investors.
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Net proceeds of $18.5 million expected to extend the Company’s cash runway into the first half of 2027.
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Proceeds intended to support IND-enabling studies for INB-619 γδ TCE, further discussions with the FDA on potential clinical pathways for the GBM program, continued advancement of the Company’s γδ T cell therapy programs, and general corporate purposes.

Presented Updated Clinical Data Demonstrating Durable Survival Improvements in Newly Diagnosed Glioblastoma

In January 2026, IN8bio reported updated data from its INB-200 Phase 1 and INB-400 Phase 2 trials evaluating DeltEx DRI γδ T cells in newly diagnosed GBM. The data included a contemporaneous SOC control group from multiple clinical sites.

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mPFS for repeat dose DeltEx DRI patients was 13.0 months vs. 6.6 months for SOC control cohort (+97% improvement).
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Median overall survival (“mOS”) in repeat dose patients had not yet been reached at 17.2+ months, surpassing the 13.2-month final mOS for SOC control arm.
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Several patients remained progression-free beyond two years, and one grade 4 glioma patient remains progression-free for greater than 4.5 years, highlighting the long-term benefit of INB-200.
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No dose-limiting toxicities (“DLTs”), cytokine release syndrome (“CRS”), neurotoxicity (“ICANS”), tumor inflammation-associated neurotoxicity (“TIAN”) or other unexpected severe adverse events were observed.
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Results reinforce the potential of repeat-dose γδ T cell therapy to meaningfully improve outcomes in newly diagnosed glioblastoma and support continued regulatory engagement regarding potential clinical pathways.

Continued Advancing Next-Generation Gamma-Delta T Cell Engager Platform

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Continued advancing INB-600 platform, featuring novel γδ T cell engagers designed to potentially improve durability and safety compared with traditional CD3-targeting engagers.
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Progressing INB-619, a CD19-targeting γδ T cell engager for potential use in oncology and autoimmune diseases into IND-enabling studies with initial animal data expected in 2026.
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Presented encouraging preclinical data including complete B-cell depletion, robust γδ T cell expansion, and minimal CRS-associated cytokine release at The American College of Rheumatology (“ACR”) Convergence 2025 meeting, supporting differentiation of the platform.

Leadership Update

In February 2026, IN8bio announced the promotion of Kate Rochlin, Ph.D., to President and Chief Operating Officer. Dr. Rochlin has played a central role in advancing the Company’s clinical and preclinical programs, manufacturing capabilities, and strategic execution, and will continue overseeing company operations as IN8bio advances its pipeline and prepares for its next phase of growth.

Anticipated Milestones

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Guidance from the FDA on potential regulatory pathway by the second half of 2026
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Additional clinical updates on our GBM programs, including final mOS data from the total data set, at medical meetings in mid- and late-2026
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Initial preclinical animal data and additional IND-enabling data for INB-619 expected in the second half of 2026
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Completion of patient dosing in INB-100 in early 2026 and report long-term follow-up results at a medical meeting in late 2026

Fourth Quarter and Full Year 2025 Financial Highlights

IN8bio significantly improved its financial profile in 2025, reducing its full-year net loss by 36% year-over-year and ending the year with more than double the cash on hand compared to the prior year.

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Cash position: As of December 31, 2025, the Company had cash of $27.1 million, compared with $11.1 million as of December 31, 2024.
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Research and Development (R&D) expenses: R&D expenses were $2.6 million for the three months ended December 31, 2025, compared with $3.6 million for the comparable prior year period. R&D expenses were $10.2 million for the year ended December 31, 2025, compared with $17.0 million in the prior year. Non-cash stock-based compensation expense included in R&D expense was $1.2 million for the full year 2025 and $0.3 million for the fourth quarter of 2025.
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General and administrative (G&A) expenses: G&A expenses were $2.4 million for the three months ended December 31, 2025, compared with $2.6 million for the comparable prior year period. G&A expenses were $9.7 million for the year ended December 31, 2025, compared with $12.6 million in the prior year. Non-cash stock-based compensation expense included in G&A expense was $2.0 million for the full year 2025 and $0.4 million for the fourth quarter of 2025.
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Severance and related charges: Severance and related charges were nil for the year ended December 31, 2025, compared with $1.1 million in the prior year.
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Net loss: The Company reported a net loss of $4.9 million, or $0.45 per basic and diluted common share, for the three months ended December 31, 2025, compared with a net loss of $6.2 million, or $2.38 per basic and diluted common share, for the comparable prior year period. For the year ended December 31, 2025, net loss was $19.4 million, or $4.44 per basic and diluted common share, compared with a net loss of $30.4 million, or $17.05 per basic and diluted common share, for the prior year.

IN8bio enters 2026 with a strengthened balance sheet, advancing clinical programs, and multiple regulatory milestones ahead. The Company remains focused on generating meaningful clinical data, advancing its γδ T cell platforms toward key inflection points, and deploying capital efficiently across its highest-priority programs across oncology and autoimmune diseases.

About IN8bio

IN8bio is a clinical-stage biopharmaceutical company developing γδ T cell and γδ T cell engager (TCE) product candidates to address unmet medical needs. γδ T cells are a specialized population of T cells that possess unique properties, including the ability to differentiate between healthy and diseased tissue. The Company’s lead programs consist of INB-100, an allogeneic γδ T cell candidate for adult patients with high-risk leukemias undergoing haploidentical stem cell transplantation, and INB-200/400, an autologous genetically modified γδ T cell candidate for newly diagnosed Glioblastoma (GBM). The Company is also developing a novel γδ T cell engager platform, INB-600, for potential oncology and autoimmune indications. For more information about IN8bio, visit www.IN8bio.com.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the therapeutic potential of IN8bio’s product candidates; the potential of repeat-dose γδ T cell therapy to meaningfully improve outcomes in newly diagnosed glioblastoma; the potential of IN8bio’s INB-600 platform to improve durability and safety compared with traditional CD3-targeting engagers; IN8bio’s ability to achieve anticipated milestones, including receipt of guidance from the FDA on regulatory pathways, expected presentations and data readouts from its preclinical studies and clinical trials, patient dosing timelines and advancement of clinical development plans; the milestone-driven closing of the private placement and the use of proceeds from the private placement; IN8bio’s cash runway; and other statements that are not historical fact. IN8bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: risks to site initiation, clinical trial commencement, patient enrollment and follow-up, as well as IN8bio’s ability to meet anticipated deadlines and milestones; uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of IN8bio’s product candidates; the risk that IN8bio may be unable to raise additional capital and could be forced to delay, further reduce or to explore other strategic options for certain of its development programs, or even terminate its operations; IN8bio’s ability to continue to operate as a going concern; the risk that IN8bio may not realize the intended benefits of its DeltEx platform and TCE program; availability and timing of results from preclinical studies and clinical trials; whether the outcomes of preclinical studies will be predictive of clinical trial results; whether initial or interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; the risk that trials and studies may be delayed and may not have satisfactory outcomes; potential adverse effects arising from the testing or use of IN8bio’s product candidates; the uncertainty of regulatory approvals to conduct trials or to market products; IN8bio’s reliance on third parties, including licensors and clinical research organizations; and other important factors, any of which could cause IN8bio’s actual results to differ from those contained in the forward-looking statements, which are described in greater detail in the section entitled “Risk Factors” in IN8bio’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 6, 2025, as well as in other filings IN8bio may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and IN8bio expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

IN8BIO, INC.

BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,	December 31,
	2025	2024
Assets
Current assets
Cash	$27,092	$11,120
Prepaid expenses and other current assets	788	1,458
Total Current Assets	27,880	12,578
Non-current assets
Property and equipment, net	1,858	2,858
Restricted cash	220	266
Right-of-use assets - finance leases	296	1,068
Right-of-use assets - operating leases	1,882	3,899
Other non-current assets	146	275
Total Non-Current Assets	4,402	8,366
Total Assets	$32,282	$20,944
Liabilities and Stockholders' Equity
Liabilities
Current liabilities
Accounts payable	$309	$389
Accrued expenses and other current liabilities	1,633	1,047
Short-term finance lease liability	295	694
Short-term operating lease liability	924	953
Total Current Liabilities	3,161	3,083
Long-term finance lease liability	—	295
Long-term operating lease liability	1,563	3,088
Total Non-Current Liabilities	1,563	3,383
Total Liabilities	4,724	6,466
Commitments and Contingencies
Stockholders' Equity
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized at December 31, 2025 and 2024. No shares issued and outstanding	—	—
Common stock, par value $0.0001 per share; 490,000,000 shares authorized at December 31, 2025 and 2024; 9,766,132 and 2,416,066 shares issued and outstanding at December 31, 2025 and 2024, respectively(1)	10	7
Additional paid-in capital	168,644	136,127
Accumulated deficit	(141,096)	(121,656)
Total Stockholders' Equity	27,558	14,478
Total Liabilities and Stockholders' Equity	$32,282	$20,944

(1) All share amounts and per share amounts disclosed above have been restated to reflect a one-for-thirty reverse stock split effected in June 2025. Refer to the Annual Report on Form 10-K, for details.

IN8BIO, INC.

STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Year Ended December 31,
	2025	2024
Operating expenses:
Research and development	$10,211	$16,962
General and administrative	9,650	12,637
Severance and related charges	—	1,068
Total operating expenses	19,861	30,667
Interest income	421	230
Loss from operations	(19,440)	(30,437)
Net loss	$(19,440)	$(30,437)
Net loss per share – basic and diluted	$(4.44)	$(17.05)
Weighted-average number of shares used in computing net loss per common share, basic and diluted(1)	4,374,328	1,784,890

(1) All share amounts and per share amounts disclosed above have been restated to reflect a one-for-thirty reverse stock split effected in June 2025. Refer to the Annual Report on Form 10-K, for details.

Investors & Company Contacts:

IN8bio, Inc.

Patrick McCall

646.933.5603

pfmccall@IN8bio.com

Media Contact

Kimberly Ha

KKH Advisors

917.291.5744

kimberly.ha@kkhadvisors.com

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